                                                                      EXHIBIT 11

                          WEINGARTEN REALTY INVESTORS
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                          Three Months Ended
                                              March 31,
                                          ------------------
                                            1996      1995
                                          --------  --------

SIMPLE EARNINGS PER SHARE:
  Weighted Average Common Shares
   Outstanding..........................    26,547    26,368
                                           =======   =======
    Simple Earnings Per share...........   $   .48   $   .43
                                           =======   =======
PRIMARY EARNINGS PER SHARE (NOTE A):
  Weighted Average Common Shares
   Outstanding..........................    26,547    26,368
  Shares Issuable from Assumed
   Conversion of Common Share Options
   Granted and Outstanding..............        45        12
                                           -------   -------
  Weighted Average Common Shares
   Outstanding, as Adjusted.............    26,592    26,380
                                           =======   =======
    Primary Earnings Per Share..........   $   .47   $   .43
                                           =======   =======

FULLY DILUTED EARNINGS PER SHARE (NOTE A):
 Weighted Average Common Shares
   Outstanding..........................    26,547    26,368
 Shares Issuable from Assumed Conversion
   of Common Share Options Granted and
   Outstanding..........................        45        12
                                           -------   -------
  Weighted Average Common Shares
   Outstanding, as Adjusted.............    26,592    26,380
                                           =======   =======
    Fully Diluted Earnings Per Share....   $   .47   $   .43
                                           =======   =======

EARNINGS FOR SIMPLE, PRIMARY AND FULLY
 DILUTED COMPUTATION:
  Earnings..............................   $12,625   $11,364
                                           =======   =======

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Note A:  This calculation is submitted in accordance with Regulation S-K item
         601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.